Press Release

iCAD, INC. REPORTS THIRD QUARTER 2006 OPERATING RESULTS
HIGHLIGHTS INCLUDE 48.5% REVENUE INCREASE
OVER THIRD QUARTER OF LAST YEAR

Nashua, NH—October 30, 2006—iCAD, Inc (Nasdaq: ICAD), an industry-leading provider of Computer-Aided Detection (CAD) solutions for the early detection of cancer, today announced financial results for its fiscal 2006 third quarter ended September 30, 2006.

Highlights of the quarter include 48.5% revenue growth, higher gross margins and a reduced loss from operations over the third quarter of 2005. The Company reported revenue of $5.04 million for the third quarter of 2006 as compared to $3.39 million for the same period of 2005. iCAD’s third quarter performance also reflects a 30.2% increase in revenue over the second quarter of 2006. Gross margin for the third quarter increased to 76.3%, from 72.7% in the prior-year third quarter. Net loss for the third quarter of 2006 decreased to ($1,121,397), or ($0.03) per share, compared to net loss of ($2,593,940) or ($0.07) per share in the third quarter of 2005.

Due to the strong third quarter, the Company reported revenue for the nine months ended September 30, 2006 of $13.3 million which is essentially even with $13.6 million for the same nine month period the prior year. Gross margin for the nine months ended September 30, 2006 increased to 77.8% from 76.4% in the prior year nine month period. Net loss for the first nine months of 2006 was ($5,346,793) or ($0.14) per share, as compared to ($3,096,876) or ($0.08), in the prior year nine months.

Sales of iCAD’s digital solutions rose 167.9% over the prior year third quarter from $1,147,372 to $3,073,620. This also represents a 79.3% increase over the second quarter of 2006. This is a significant development when compared to last quarter’s 43.0% year-over-year reported increase in digital sales. iCAD’s analog business experience a 31.2% decline in revenue in the third quarter to $1,260,340, from $1,832,148 in the same quarter of 2005. This was due in part, to the rapid adoption of digital technology combined with previously sub-optimal channel coverage of the film-based market segment. Additionally, during the third quarter, iCAD experienced continued backlog growth from $940,765 in the second quarter to $1,401,445 in the third quarter, an increase of 49.0%.

“The third quarter’s performance reflects the significant progress made in many areas across the Company,” said Ken Ferry, Chief Executive Officer of iCAD, Inc. “We continued to strengthen the leadership team in conjunction with all aspects of our ‘go to market’ strategy. In addition, we have developed stronger strategic relationships with our OEM partners, expanding this portfolio with the signing of the Fuji contract. The increase in our digital revenue is indicative of the progress with OEM partners and strong customer demand for iCAD’s digital product solutions.”

iCAD’s management will host a conference call today at 10:00 a.m. EST to discuss financial results and answer investor questions. Shareholders and other interested parties may participate by dialing +1 800 573 4752 (domestic) or +1 617 224 4324 (international) and entering passcode 46492920, a few minutes before the start of the conference call. A replay of the conference call will be accessible two hours after its completion through November 6, 2006 by dialing +1 888 286 8010 (domestic) or +1 617 801 6888 (international) and entering passcode 50290999. The call will also be broadcast live and archived for 90 days on the Internet at www.streetevents.com, www.fulldisclosure.com and www.icadmed.com.

About iCAD, Inc.
iCAD, Inc. (NASDAQ: ICAD) is an industry-leading provider of Computer-Aided Detection (CAD) solutions that enable healthcare professionals to better serve patients by identifying pathologies and pinpointing cancer earlier. iCAD offers a comprehensive range of high-performance, upgradeable CAD systems for the high, mid and low volume mammography markets. iCAD is entrusted with the task of early cancer detection by almost one thousand women’s healthcare centers worldwide. For more information, call +1 877 iCADnow or visit www.icadmed.com.

For iCAD, contact Darlene Deptula-Hicks at 603-882-5200 x7944 or via email at ddeptula@icadmed.com

For iCAD Investor Relations, contact Kevin McGrath of Cameron Associates at 212-245-4577 or via email at kevin@cameronassoc.com

For iCAD Public Relations, contact Wendy Ryan of Schwartz Communications at 781-684-0770 or via e-mail at icad@schwartz-pr.com

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence, increased competition, customer concentration and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “anticipate”, “likely”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release.

	Three Months		Nine Months
	September 30,		September 30,
	2006	2005	2006	2005

Sales	$5,038,336	$3,393,804	$13,281,679	$13,632,515
Cost of sales	1,194,174	926,042	2,950,461	3,214,979
Gross margin	3,844,162	2,467,762	10,331,218	10,417,536
	76.3%	72.7%	77.8%	76.4%
Operating expenses:
Engineering and product development	1,266,389	1,406,486	3,850,783	3,407,942
General and administrative	1,391,829	1,841,110	5,576,267	4,516,470
Marketing and sales	2,212,666	1,741,036	6,067,395	5,338,476
Total operating expenses	4,870,884	4,988,632	15,494,445	13,262,888

Loss from operations	(1,026,722)	(2,520,870)	(5,163,227)	(2,845,352)

Interest expense - net	67,760	6,961	95,448	54,212

Net loss before provision for income taxes	(1,094,482)	(2,527,831)	(5,258,675)	(2,899,564)

Provision for income taxes	-	35,000	-	105,000

Net loss	$(1,094,482)	$(2,562,831)	$(5,258,675)	$(3,004,564)

Preferred dividend	26,915	31,109	88,118	92,312

Net loss available to common stockholders	$(1,121,397)	$(2,593,940)	$(5,346,793)	$(3,096,876)

Net loss per share
Basic and Diluted	$(0.03)	$(0.07)	$(0.14)	$(0.08)

Weighted average number of shares used
in computing loss per share
Basic and Diluted	36,902,885	36,737,096	36,882,050	36,580,641

iCAD, Inc.
Consolidated Balance Sheets

	September 30,	December 31,
	2006	2005
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$4,971,339	$4,604,863
Trade accounts receivable, net of allowance for doubtful
accounts of $426,000 in 2006 and $450,000 in 2005	1,815,300	3,958,392
Inventory	3,767,899	2,517,467
Prepaid and other current assets	338,252	176,133
Total current assets	10,892,790	11,256,855

Property and equipment:
Equipment	3,456,902	3,038,344
Leasehold improvements	120,012	120,012
Furniture and fixtures	163,587	149,803
	3,740,501	3,308,159
Less accumulated depreciation and amortization	2,041,132	1,523,724
Net property and equipment	1,699,369	1,784,435

Other assets:
Patents, net of accumulated amortization	165,925	224,519
Technology intangibles, net of accumulated amortization	3,885,946	4,348,008
Tradename, distribution agreements and other,
net of accumulated amortization	229,883	398,733
Goodwill	43,515,285	43,515,285
Total other assets	47,797,039	48,486,545

Total assets	$60,389,198	$61,527,835

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,872,913	$4,250,574
Accrued interest	111,868	48,167
Accrued salaries and other expenses	1,837,077	1,868,736
Deferred revenue	691,206	499,279
Current maturities of note payable	750,000	1,500,000
Total current liabilities	6,263,064	8,166,756

Convertible revolving loans payable to related party	2,258,906	258,906
Convertible loans payable to related parties	2,500,000	-
Convertible loans payable to investors, net of discounts of $58,800	941,176	-
Note payable, less current maturities	-	375,000
Other long term liabilities	219,600	-
Total liabilities	12,182,746	8,800,662

Commitments and contingencies

Stockholders' equity:
Convertible preferred stock, $ .01 par value: authorized
1,000,000 shares; issued and outstanding
6,295 in 2006 and 6,374 in 2005, with an aggregate liquidation value of $1,660,000 and $1,739,000 plus 7% annual
dividend, in 2006 and 2005, respectively.	63	64
Common stock, $ .01 par value: authorized
50,000,000 shares; issued 36,970,761 in 2006
and 36,931,261 shares in 2005; outstanding
36,902,885 in 2006 and 36,863,385 shares in 2005	369,707	369,312
Additional paid-in capital	131,518,990	130,781,430
Accumulated deficit	(82,732,044)	(77,473,369)
Treasury stock at cost (67,876 common shares)	(950,264)	(950,264)
Total stockholders' equity	48,206,452	52,727,173

Total liabilities and stockholders' equity	$60,389,198	$61,527,835

# #